FIRST BANCORP ANNOUNCES DEFINITIVE INVESTMENT AGREEMENT WITH THOMAS H. LEE PARTNERS, L.P.

SAN JUAN, Puerto Rico – May 31, 2011 – First BanCorp (the “Corporation”) (NYSE: FBP), the bank holding company for FirstBank Puerto Rico (“FirstBank” or “the Bank”), today announced it has entered into a definitive investment agreement with private equity firm Thomas H. Lee Partners, L.P. (“THL”) under which THL would purchase approximately $180 million of common stock of the Corporation at a purchase price of $3.50 per share, as part of a proposed aggregate $500 to $550 million capital raise. Upon completion of the capital raise and the conversion into common stock of approximately $425 million of Series G Mandatorily Convertible Preferred Stock, held by the United States Department of the Treasury, the THL investment would represent approximately 24.9% ownership of the Corporation.

The THL transaction is conditioned upon the Corporation selling a minimum of $500 million, but no more than $550 million, of common stock (including the THL investment), approval by the Corporation’s stockholders of all of the sales of common stock and any required approvals by bank regulatory authorities or other governmental authorities.

The Agreement gives THL the right to designate a person to serve on the Corporation’s Board of Directors upon completion of the sale of shares of common stock to THL. In addition, the Corporation expects to issue to those shareholders who are holders of its common stock prior to the completion of the capital raise, rights that would entitle them to purchase common stock of the Corporation at $3.50 per share in a rights offering of up to $35 million in common equity, which amount would count towards the aggregate $500 to $550 million capital raise.

The Corporation would use the proceeds from the sale of common stock to strengthen its capital base in order to meet regulatory requirements, as well as for general corporate purposes.

Aurelio Alemán, President and Chief Executive Officer of First BanCorp, commented, “We are pleased to announce this agreement with THL, as this is a critical and positive step in the capital raising process. The THL agreement with First BanCorp is a testament to our franchise’s strength as the second largest banking franchise on the island and our potential in the markets we serve, as well as evidence of the confidence of investors of this caliber in the Puerto Rico banking industry going forward. The sale of common stock will strengthen the Corporation’s balance sheet and capital ratios, and will allow us to continue executing our business strategies and seize opportunities as they arise.”

About First BanCorp

First BanCorp is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida, and of FirstBank Insurance Agency. First BanCorp and FirstBank Puerto Rico all operate within U.S. banking laws and regulations. The Corporation operates a total of 160 branches, stand-alone offices and in-branch service centers throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Corp., a small loan company; FirstBank Puerto Rico Securities, a broker-dealer subsidiary; First Management of Puerto Rico; and FirstMortgage, Inc., a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Express, a small loan company. First BanCorp’s common and publicly-held preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE. Additional information about First BanCorp may be found at www.firstbankpr.com.

About Thomas H. Lee Partners, L.P. (“THL”)

Thomas H. Lee Partners (“THL”) is one of the world’s oldest and most experienced private equity firms. The firm invests in growth-oriented global businesses, headquartered principally in North America, within three broad sectors: Consumer & Healthcare, Media & Information Services and Business & Financial Services. THL’s team of investment and operating professionals partner with its portfolio company management teams to identify and implement business model improvements that accelerate sustainable revenue and profit growth. Since its founding in 1974, THL has invested in more than 100 portfolio companies and has completed over 200 add-on acquisitions, representing a combined value of more than $150 billion. THL’s two most recent investment funds comprise more than $14 billion of aggregate committed equity capital. Notable transactions sponsored by THL include Aramark, Clear Channel, Dunkin’ Brands, Michael Foods, Ceridian, Experian, Fidelity National Information Services, Houghton Mifflin, inVentiv Health, Intermedix Corporation, MoneyGram International, The Nielsen Company, ProSiebenSat.1, Snapple, Sterling Financial Corporation, Warner Chilcott, Warner Music Group and West Corporation. For more information, please visit www.thl.com.

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (“FED”) and the order dated June 2, 2010 (the “Order”) that FirstBank Puerto Rico entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico that, among other things, require FirstBank to attain certain capital levels and reduce its special mention, classified, delinquent and non-accrual assets; uncertainty as to whether the Corporation will be able to issue $500 million of equity so as to complete the transaction with THL and be in a position to compel the U.S. Treasury to convert into common stock the shares of Series G Preferred Stock that the Corporation issued to the U.S. Treasury; uncertainty as to whether the Corporation will be able to complete any other future capital-raising efforts; uncertainty as to the availability of certain funding sources, such as retail brokered CDs; the Corporation’s reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the Order; the risk of not being able to fulfill the Corporation’s cash obligations or pay dividends to its shareholders in the future due to its inability to receive approval from the FED to receive dividends from FirstBank Puerto Rico; the risk of being subject to possible additional regulatory actions; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the increase in the levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and local regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expense; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; impact to the Corporation’s results of operations and financial condition associated with acquisitions and dispositions; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; the adverse effect of litigation; risks that further downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to make future borrowings; general competitive factors and industry consolidation; and the possible future dilution to holders of common stock resulting from additional issuances of common stock or securities convertible into common stock. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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For First BanCorp:
Alan Cohen
Senior Vice President
Marketing and Public Relations
alan.cohen@firstbankpr.com
(787) 729-8256

For THL:
Matt Benson or Robin Weinberg
Sard Verbinnen & Co.
mbenson@sardverb.com / rweinberg@sardverb.com
(415) 618-8750 / (212) 687-8080